AMENDMENT TO
                       AGREEMENT OF LIMITED PARTNERSHIP OF
                              FAC PROPERTIES, L.P.



     As of this 18th day of December, 1997, the Agreement of Limited Partnership of FAC Properties, L.P. dated December 12, 1997 (the "Agreement"), is hereby amended as follows:

     Section 1. Definitions.

     Article I is hereby amended to add the following new definitions:

          "Common Partnership Unit" means a Partnership Unit that is not a Preferred Partnership Unit.

          "Preferred Partnership Unit" means any Partnership Unit issued from time to time pursuant to Section 4.2 hereof that is designated by the General Partner at the time of its issuance as a Preferred Partnership Unit. Each Preferred Partnership Unit shall have such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partner Interests and Common Partnership Units, all as shall be determined by the General Partner subject to the requirements of Section 4.2 hereof.

          "Series A Preferred Partnership Unit" means a Partnership Unit issued by the Partnership to FAC Properties Holding Corp. The Series A Preferred Partnership Units shall constitute Preferred Partnership Units. Holders of the Series A Preferred Partnership Units shall have the same voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions with respect to the Series A Preferred Partnership Units as holders of the Series A Preferred Stock have with respect to such Series A Preferred Stock. It is the intention of the General Partner, in establishing the Series A Preferred Partnership Units, that each Series A Preferred Partnership Unit shall be substantially the economic equivalent of a share of Series A Preferred Stock.

          "Series A Preferred Stock" means the Series A Convertible Preferred Stock, par value $25.00 per share, having a liquidation preference equivalent to $25.00 per share, issued by the General Partner.

In addition, the definitions of "Partnership Unit," "Partnership Interest" and "REIT Shares Amount" appearing in Article I are hereby deleted in their entirety and the following definitions are inserted in their place:

          "Partnership Unit" means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and
     4.2. The number of Partnership Units
     outstanding and the Percentage Interests in the Partnership represented by such Units are set forth in Exhibit A attached hereto, as such Exhibit may be amended from time to time. The ownership of Partnership Units shall be evidenced by such form of certificate for units as the General Partner adopts from time to time unless the General Partner determines that the Partnership Units shall be uncertificated securities. Fractional Units may be held and counted by the General Partner as necessary to meet the requirements of Section 4.1. Without limitation on the authority of the General Partner as set forth in Section 4.2 hereof, the General Partner may designate any Partnership Units, when issued, as Common Partnership Units or as Preferred Partnership Units, may establish any other class of Partnership Units, and may designate one or more series of any class of Partnership Units.

          "Percentage Interest" means, as to a Partner, with respect to any class of Partnership Units held by such Partner, its interest in such class of Partnership Units as determined by dividing the number of Partnership Units in such class owned by such Partner by the total number of Partnership Units in such class then outstanding.

          "REIT Shares Amount" shall mean a number of REIT Shares equal to the product of the number of Common Partnership Units offered for redemption by a Redeeming Partner, multiplied by the Conversion Factor; provided that in the event the General Partner issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the "rights") then the REIT Shares Amount shall also include such rights that a holder of that number of REIT Shares would be entitled to receive.

     Section 2. Requirement and Characterization of Distributions.

     Section 5.1 of the Agreement is hereby deleted in its entirety and the following new Section 5.1 is inserted in its place:

     "Section 5.1 Requirement and Characterization of Distributions

          The General Partner shall cause the Partnership to distribute at least annually all, or such portion as the General Partner may in its discretion determine, of Available Cash generated by the Partnership during such year to the Partners who are Partners on the Partnership Record Date with respect to such year, (1) first, with respect to any Partnership Interests that are entitled to any preference in distribution, in accordance with the rights of such class of Partnership Interests (and within such class, pro rata in proportion to the respective Percentage Interests on such Partnership Record Date), and, (2) second, with respect to Partnership Interests that are not entitled to any preference in distribution, pro rata to each such class in accordance with the terms of such class (and within each such class, pro rata in proportion with the respective Percentage Interests on such Partnership Record Date). Unless otherwise expressly provided for herein, no Partnership Interest shall be entitled to a distribution in preference to any other

     Partnership Interest.

     Section 3. Tax Provisions.

     Section 6.1 of the Agreement is hereby deleted in its entirety and the following new Section 6.1 is inserted in its place:

     "Section 6.1 Allocations For Capital Account Purposes

          For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Exhibit B hereof) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

          A. Net Income. After giving effect to the special allocations set forth in Section 1 of Exhibit C attached hereto, Net Income shall be allocated (i) first, to the General Partner to the extent that Net Losses previously allocated to the General Partner pursuant to the last sentence of Section 6.1.B exceed Net Income previously allocated to the General Partner pursuant to this clause (i) of Section 6.1.A, and (ii) thereafter, Net Income shall be allocated to the Partners who hold Common Partnership Units in proportion to their respective Percentage Interests as holders of Common Partnership Units.

          B. Net Losses. After giving effect to the special allocations set forth in Section 1 of Exhibit C attached hereto, Net Losses shall be allocated to the Partners who hold Common Partnership Units in accordance with their respective Percentage Interests as holders of Common Partnership Units; provided, however, that Net Losses shall not be allocated to any Limited Partner pursuant to this Section 6.1.B to the extent that such allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit at the end of such taxable year (or increase any existing Adjusted Capital Account Deficit). All Net Losses in excess of the limitations set forth in this Section 6.1.B shall be allocated to the General Partner."

In addition, Exhibit C to the Agreement is hereby amended to add the following new Section 1.G.:

          "G. Priority Allocation With Respect To Preferred Partnership Units. All or a portion of the remaining items of Partnership gross income or gain for the Partnership Year, if any, shall be specially allocated to FAC Properties Holding Corp. in an amount equal to the excess, if any, of the cumulative distributions received by FAC Properties Holding Corp. pursuant to Section 5.1(i) hereof for the current Partnership Year and all prior Partnership Years (other than any distributions that are treated as being in satisfaction of the Liquidation Preference Amount for any Preferred Partnership Units) over the cumulative allocations of Partnership gross income and gain to FAC Properties Holding Corp. under this Section 1.G for all prior Partnership Years."

     Section 4. Redemption Right.

     The Agreement is hereby amended by adding the following new Sections 8.6.D and 8.6.E to the Agreement, immediately following Section 8.6.C:

          "D. Notwithstanding anything contained in Sections 8.6.A, 8.6.B and 8.6.C, no Partner shall be entitled to exercise the Redemption Right pursuant to Section 8.6.A with respect to any Preferred Partnership Unit unless (i) such Preferred Partnership Unit has been issued to and is held by a Partner other than the General Partner or a Subsidiary, and (ii) the General Partner has expressly granted to such Partner the right to redeem such Preferred Partnership Units pursuant to Section 8.6.A.

          E. Preferred Partnership Units shall be redeemed, if at all, only in accordance with such redemption rights or options as are set forth with respect to such Preferred Partnership Units (or class or series thereof) in the instruments designating such Preferred Partnership Units (or class or series thereof)."

     Section 5. Exhibits to Agreement.

     The General Partner shall maintain the information set forth in Exhibit A to the Agreement, as such information shall change from time to time, in such form as the General Partner deems appropriate for the conduct of the Partnership affairs, and Exhibit A shall be deemed amended from time to time to reflect the information so maintained by the General Partner, whether or not a formal amendment to the Agreement has been executed amending such Exhibit A. Such information shall reflect (and Exhibit A shall be deemed amended from time to time to reflect) the issuance of any additional Partnership Units to the General Partner or any other Person, the transfer of Partnership Units and the redemption of any Partnership Units, all as contemplated in the Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above.


                                   FAC REALTY TRUST, INC.,


                                   By:
                                       ----------------------------------------
                                       C. Cammack Morton
                                       President and Chief Executive Officer



                                   FAC PROPERTIES HOLDING CORP.


                                   By:
                                       ----------------------------------------
                                       C. Cammack Morton
                                       President and Chief Executive Officer

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                              FAC PROPERTIES, L.P.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE 1 DEFINED TERMS............................................................................................1

ARTICLE 2 ORGANIZATIONAL MATTERS..................................................................................10
          Section 2.1  Organization and Continuation..............................................................10
          Section 2.2  Name ......................................................................................10
          Section 2.3  Registered Office and Agent; Principal Office..............................................11
          Section 2.4  Power of Attorney..........................................................................11
          Section 2.5  Term ......................................................................................12

ARTICLE 3 PURPOSE.................................................................................................12
          Section 3.1  Purpose and Business.......................................................................12
          Section 3.2  Powers ....................................................................................13

ARTICLE 4 CAPITAL CONTRIBUTIONS...................................................................................13
          Section 4.1  Capital Contributions of the Partners......................................................13
          Section 4.2  Issuances of Additional Partnership Interests..............................................14

ARTICLE 5 DISTRIBUTIONS...........................................................................................14
          Section 5.1  Requirement and Characterization of Distributions..........................................14
          Section 5.2  Amounts Withheld...........................................................................14
          Section 5.3  Distributions Upon Liquidation.............................................................14

ARTICLE 6 ALLOCATIONS.............................................................................................15
          Section 6.1  Allocations For Capital Account Purposes...................................................15
          Section 6.2  Other Allocation Rules.....................................................................15

ARTICLE 7 MANAGEMENT AND OPERATIONS OF BUSINESS...................................................................15
          Section 7.1  Management.................................................................................15
          Section 7.2  Certificate of Limited Partnership.........................................................19
          Section 7.3  Restrictions on General Partner Authority..................................................20
          Section 7.4  Reimbursement of the General Partner.......................................................20
          Section 7.5  Outside Activities of the General Partner..................................................20
          Section 7.6  Contracts with Affiliates..................................................................21
          Section 7.7  Indemnification............................................................................21
          Section 7.8  Liability of the General Partner...........................................................23
          Section 7.9  Other Matters Concerning the General Partner...............................................24
          Section 7.10 Title to Partnership Assets................................................................25
          Section 7.11 Reliance by Third Parties..................................................................25

ARTICLE 8 RIGHTS AND OBLIGATIONS OF LIMITED PARTNER...............................................................26
          Section 8.1  Limitation of Liability....................................................................26

           Section 8.2  Management of Business....................................................................26
           Section 8.3  Outside Activities of Limited Partners....................................................26
           Section 8.4  Return of Capital.........................................................................26
           Section 8.5  Rights of Limited Partners Relating to the Partnership....................................27
           Section 8.6  Redemption Right..........................................................................28

ARTICLE 9  BOOKS, RECORDS, ACCOUNTING AND REPORTS.................................................................29
           Section 9.1  Records and Accounting....................................................................29
           Section 9.2  Partnership Year..........................................................................29
           Section 9.3  Reports ..................................................................................29

ARTICLE 10 TAX MATTERS............................................................................................30
           Section 10.1 Preparation of Tax Returns................................................................30
           Section 10.2 Tax Elections.............................................................................30
           Section 10.3 Tax Matters Partner.......................................................................30
           Section 10.4 Organizational Expenses...................................................................31
           Section 10.5 Withholding...............................................................................32

ARTICLE 11 TRANSFERS AND WITHDRAWALS..............................................................................32
           Section 11.1 Transfer .................................................................................32
           Section 11.2 Transfer of General Partner's Partnership Interests.......................................33
           Section 11.3 Limited Partners' Rights to Transfer......................................................33
           Section 11.4 Substituted Limited Partners..............................................................34
           Section 11.5 Assignees.................................................................................35
           Section 11.6 General Provisions........................................................................35

ARTICLE 12 ADMISSION OF PARTNERS..................................................................................36
           Section 12.1 Admission of Successor General Partner....................................................36
           Section 12.2 Admission of Additional Limited Partners..................................................36
           Section 12.3 Amendment of Agreement and Certificate of Limited Partnership.............................37

ARTICLE 13 DISSOLUTION, LIQUIDATION AND TERMINATION...............................................................37
           Section 13.1 Dissolution...............................................................................37
           Section 13.2 Winding Up................................................................................38
           Section 13.3 Negative Capital Accounts.................................................................39
           Section 13.4 Deemed Distribution and Recontribution....................................................39
           Section 13.5 Rights of Limited Partners................................................................39
           Section 13.6 Notice of Dissolution.....................................................................40
           Section 13.7 Termination of Partnership and Cancellation of Certificate
                                      of Limited Partnership......................................................40
           Section 13.8 Reasonable Time for Winding-Up............................................................40
           Section 13.9 Waiver of Partition.......................................................................40

ARTICLE 14 AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS...........................................................40
           Section 14.1 Amendments................................................................................40

ARTICLE 15 GENERAL PROVISIONS.....................................................................................41
           Section 15.1 Addresses and Notice......................................................................41
           Section 15.2 Titles and Captions.......................................................................41
           Section 15.3 Pronouns and Plurals......................................................................41
           Section 15.4 Further Action............................................................................41
           Section 15.5 Binding Effect............................................................................41
           Section 15.6 Creditors.................................................................................41
           Section 15.7 Waiver ...................................................................................42
           Section 15.8 Counterparts..............................................................................42
           Section 15.9 Applicable Law............................................................................42
           Section 15.10 Invalidity of Provisions.................................................................42
           Section 15.11 Entire Agreement.........................................................................42

EXHIBIT A PARTNERS, CONTRIBUTIONS AND PARTNERSHIP INTERESTS

EXHIBIT B CAPITAL ACCOUNT MAINTENANCE

EXHIBIT C SPECIAL ALLOCATION RULES

EXHIBIT D VALUE OF CONTRIBUTED PROPERTY

EXHIBIT E NOTICE OF REDEMPTION

EXHIBIT F INDEMNIFICATION UNDER SECTION 7.7(I)

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                              FAC PROPERTIES, L.P.



     THIS AGREEMENT OF LIMITED PARTNERSHIP OF FAC PROPERTIES, L.P. (the "Agreement"), dated as of December 12, 1997, is entered into by and among FAC Realty Trust, Inc., a Maryland corporation, as the General Partner, and FAC Properties Holding Corp., as a Limited Partner (as such terms are defined hereinafter).

     WHEREAS, the Partnership was organized on December 4, 1997 by FAC Realty Trust, Inc., as general partner, and FAC Outparcels, Inc., as Organizational Limited Partner;

     WHEREAS, FAC Properties Holding Corp. is making a contribution to the capital of the Partnership and the Organizational Limited Partner is hereby withdrawing from the Partnership;

     NOW THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE 1
                                  DEFINED TERMS

     The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

     "Act" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

     "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.2 hereof and who is shown as such on the books and records of the Partnership.

     "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each Partnership Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), and (ii)
decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership Year.

     "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Exhibit B hereof. Once an Adjusted Property is deemed distributed by, and recontributed to, the Partnership for federal income tax purposes upon a termination thereof pursuant to Section 708 of the Code, such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is further adjusted pursuant to Exhibit B hereof.

     "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person,
(ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests, or
(iv) any officer, director, general partner or trustee of such Person or of any Person referred to in clauses (i), (ii), (iii) above.

     "Agreed Value" means (i) in the case of any Contributed Property set forth in Exhibit D and as of the time of its contribution to the Partnership, the Agreed Value of such property as set forth in Exhibit D or if no value is set forth in Exhibit D, the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such method of valuation as it may adopt, which value in any event shall reflect any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, (ii) in the case of any Contributed Property not set forth in Exhibit D and as of the time of its contribution to the Partnership, the 704(c) Value of such property, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (iii) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.

     "Agreement" means this Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

     "Articles of Incorporation" means the Amended and Restated Articles of Incorporation of the General Partner filed in the State of Maryland on December 12, 1997 and amended or restated from time to time.

     "Assignee" means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

     "Available Cash" means, with respect to any period for which such calculation is being made, (i) the sum of:

          (a) the Partnership's Net Income or Net Loss (as the case may be) for such period;

          (b) Depreciation and all other noncash charges deducted in determining Net Income or Net Loss for such period;

          (c) the amount of any reduction in the reserves of the Partnership referred to in clause (ii)(f) below (including, without limitation, reductions resulting because the General Partner determines such amounts are no longer necessary);

          (d) the excess of proceeds from the sale, exchange, disposition, or refinancing of Partnership property for such period over the gain, if any, recognized from such sale, exchange, disposition, or refinancing during such period (excluding Terminating Capital Transactions); and

          (e) all other cash received by the Partnership for such period that was not included in determining Net Income or Net Loss for such period;

     (ii) less the sum of:

          (a) all principal debt payments made by the Partnership during such period;

          (b) capital expenditures made by the Partnership during such period;

          (c) investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clause (ii)(a) or (ii)(b);

          (d) all other expenditures and payments not deducted in determining Net Income or Net Loss for such period;

          (e) any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period;

          (f) the amount of any increase in reserves during such period which the General Partner determines to be necessary or appropriate in its sole and absolute discretion;

          (g) the amount of any working capital accounts and other cash or similar balances which the General Partner determines to be necessary or appropriate, in its sole and absolute discretion; and

          (h) the amount which is not available for distribution due to regulatory, legal or other restrictions.

     Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

     "Book-Tax Disparities" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

     "Capital Account" means the Capital Account maintained for a Partner pursuant to Exhibit B hereof.

     "Capital Contribution" means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Sections 4.1, 4.2, or 4.3 hereof.

     "Carrying Value" means (i) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property, reduced (but not below zero) by all Depreciation with respect to such Property charged to the Partners' Capital Accounts following the contribution of or adjustment with respect to such Property, and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B hereof, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

     "Cash Amount" means an amount of cash per Partnership Unit equal to the Value on the Valuation Date of the REIT Shares Amount.

     "Certificate" means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Delaware Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.

     "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     "Contributed Property" means each property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (including deemed contributions to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B hereof, such property shall no longer constitute a Contributed Property for purposes of Exhibit B hereof, but shall be deemed an Adjusted Property for such purposes.

     "Conversion Factor" means 1.0, provided that in the event that the General Partner (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares; (ii) subdivides its outstanding REIT Shares; or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination assuming for such purpose that such dividend, distribution, subdivision or combination has occurred as of such time, and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

     "Depreciation" means, for each Partnership Year an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

     "Dissolution Event" has the meaning set forth in Section 13.1.

     "General Partner" means FAC Realty Trust, Inc., in its capacity as the general partner of the Partnership, or its successors as general partner of the Partnership.

     "General Partner Interest" means a Partnership Interest held by the General Partner that is a general partnership interest. A General Partner Interest may be expressed as a number of Partnership Units.

     "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

     "Immediate Family" means, with respect to any natural Person,  such natural
Person's  spouse  and  such  natural  Person's  natural  or  adoptive   parents,
descendants, nephews, nieces, brothers, and sisters.

     "Incapacity" or "Incapacitated" means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the
distribution   by  the  fiduciary  of  the  estate's   entire  interest  in  the
Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) which has been stayed is not vacated within ninety (90) days after the expiration of any such stay.

     "Indemnitee" means (i) any Person made a party to a proceeding by reason of
(A) his status as the General Partner, or a director or officer of the Partnership or the General Partner, or (B) his or its liabilities, pursuant to a loan guarantee or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken assets subject to), and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

     "Limited Partner" means any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

     "Limited Partner Interest" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Units.

     "Liquidator" has the meaning set forth in Section 13.2.

     "Net Income" means, for any Partnership Year or any portion of a Partnership Year, the excess, if any, of the Partnership's items of income and gain for such Partnership Year over the Partnership's items of loss and deduction for such Partnership Year. The items included in the calculation of Net Income shall be determined in accordance with Exhibit B. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Exhibit C, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

     "Net Loss" means, for any Partnership Year, the excess, if any, of the Partnership's items of loss and deduction for such Partnership Year over the Partnership's items of income and gain for such Partnership Year. The items included in the calculation of Net Loss shall be determined in accordance Exhibit B. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Exhibit C, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

     "New Securities" has the meaning set forth in Section 4.2.B.

     "Nonrecourse Built-in Gain" means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 2.B of Exhibit C if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

     "Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

     "Nonrecourse Liability" has the meaning set forth in Regulations Section 1.752-l(a)(2).

     "Notice of Redemption" means the Notice of Redemption substantially in the form of Exhibit E to this Agreement.

     "Organizational Limited Partner" means FAC Outparcels, Inc.

     "Partner" means a General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners collectively.

     "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

     "Partner Nonrecourse Debt" has the meaning set forth in Regulations Section 1.704-2(b)(4).

     "Partner  Nonrecourse  Deductions" has the meaning set forth in Regulations
Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

     "Partnership" means the limited partnership formed under the Act and pursuant to this Agreement and any successor thereto.

     "Partnership Interest" means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

     "Partnership Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in a Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

     "Partnership Record Date" means the record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.1 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such distribution.

     "Partnership Unit" means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1, 4.2 and 4.3. The number of Partnership Units outstanding and the Percentage Interest in the Partnership represented by such Units are set forth in Exhibit A attached hereto, as such Exhibit may be amended from time to time. The ownership of Partnership Units shall be evidenced by such form of certificate for Units as the General Partner adopts from time to time unless the General Partner determines that the Partnership Units shall be uncertificated securities. Fractional Units may be held and counted by the General Partner as necessary to meet the requirements of Section 4.1.

     "Partnership Year" means the fiscal year of the Partnership, which shall be the calendar year.

     "Percentage Interest" means, as to a Partner, its interest in the Partnership as determined by dividing the Partnership Units owned by such Partner by the total number of Partnership Units then outstanding and as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time.

     "Person" means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

     "Recapture Income" means any gain recognized by the Partnership upon the disposition of any property or asset of the Partnership, which gain is characterized for federal income tax purposes as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

     "Redeeming Partner" has the meaning set forth in Section 8.6 hereof.

     "Redemption Right" shall have the meaning set forth in Section 8.6 hereof.

     "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "REIT" means a real estate investment trust under Section 856 of the Code.

     "REIT Share" shall mean a share of common stock of the General Partner.

     "REIT Shares Amount" shall mean a number of REIT Shares equal to the product of the number of Partnership Units offered for redemption by a Redeeming Partner, multiplied by the Conversion Factor, provided that in the event the General Partner issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the "rights"), then the REIT Shares Amount shall also include such rights that a holder of that number of REIT Shares would be entitled to receive.

     "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.l(a) or 2.B.2(a) of Exhibit C to eliminate Book-Tax Disparities.

     "704(c) Value" of any Contributed Property means the value of such property as set forth in Exhibit D or if no value is set forth in Exhibit D, the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, that the 704(c) Value of any property deemed contributed to the Partnership for federal income tax purposes upon termination and reconstitution thereof pursuant to Section 708 of the Code shall be determined in accordance with Exhibit B hereof. Subject to Exhibit B hereof, the General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Values of Contributed Properties in a single or integrated transaction among the separate properties on a basis proportional to their respective fair market values.

     "Specified Redemption Date" means the tenth (10th) Business Day after receipt by the General Partner of a Notice of Redemption.

     "Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which a majority of either (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

     "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.

     "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

     "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B hereof) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date.

     "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date, over (ii) the fair market value of such property (as determined under Exhibit B hereof) as of such date.

     "Valuation Date" means the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

     "Value" means, with respect to a REIT Share, the market price for the trading day immediately preceding the Valuation Date. The market price for each such trading day shall be the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day.

                                    ARTICLE 2
                             ORGANIZATIONAL MATTERS

     Section 2.1 Organization and Continuation

     The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and conditions set forth herein. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

     Section 2.2 Name

     The name of the Partnership shall be FAC Properties, L.P. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited
Partners  of such  change  in the  next  regular  communication  to the  Limited
Partners.

     Section 2.3 Registered Office and Agent; Principal Office

     The name and address of the registered agent for service of process on the Partnership in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The principal office of the Partnership shall be located at 11000 Regency Parkway, Cary, North Carolina 27511, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The address of the registered office of the Partnership in the State of North Carolina is the address of the principal office. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

     Section 2.4 Power of Attorney

     A. Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

     (1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or
          necessary  to  reflect  the   dissolution
          and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Articles 11, 12 or 13 hereof or the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of a Partnership Interest; and

     (2) execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

     B. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's
Partnership Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

     Section 2.5 Term

     The term of the Partnership commenced on December 4, 1997, the date the Certificate was filed in the office of the Secretary of State of Delaware in accordance with the Act, and shall continue until December 31, 2097, unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.

                                    ARTICLE 3
                                     PURPOSE

     Section 3.1 Purpose and Business

     The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to be classified as a REIT, unless the General Partner ceases to qualify as a REIT for reasons other than the conduct of the business of the Partnership, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or to own interests in any entity engaged in any of the foregoing, and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the General Partner's right, in its sole discretion, to cease qualifying as a REIT, the Partners acknowledge the General Partner's current status as a REIT inures to the benefit of all of the Partners and not solely the General Partner.

     Section 3.2 Powers

     The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, provided that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner to continue to qualify as a REIT, (ii) could subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

                                    ARTICLE 4
                              CAPITAL CONTRIBUTIONS

     Section 4.1 Capital Contributions of the Partners

     At the time of the execution of this Agreement, the Partners shall make Capital Contributions as set forth in Exhibit A to this Agreement. The Partners shall own Partnership Units in the amounts set forth for each such Partner in Exhibit A and shall have a Percentage Interest in the Partnership as set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately redemptions, Capital Contributions, the issuance of additional Partnership Units, or similar events having an effect on any Partner's Percentage Interest. The number of Partnership

Units held directly by the General Partner (equal to one percent (1%) of all outstanding Partnership Units from time to time) shall be deemed to be the General Partner Interest. Except as provided in Sections 4.2, 7.7(I) and 10.5, the Partners shall have no obligation to make any additional Capital
Contributions or loans to the Partnership. The General Partner shall maintain the information set forth in Exhibit A to the Agreement, as such information shall change from time to time, in such form as the General Partner deems appropriate for the conduct of the Partnership affairs, and Exhibit A shall be deemed amended from time to time to reflect the information so maintained by the General Partner, whether or not a formal amendment to the Agreement has been executed amending such Exhibit A. Such information shall reflect (and Exhibit A shall be deemed amended from time to time to reflect) the issuance of any additional Partnership Units to the General Partner or any other Person, the transfer of Partnership Units and the redemption of any Partnership Units, all as contemplated in the Agreement.

     Section 4.2 Issuances of Additional Partnership Interests

     The General Partner is hereby authorized to cause the Partnership from time to time to issue to the Partners (including the General Partner) or other Persons additional Partnership Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partner Interests, all as shall be determined by the General Partner in its sole and absolute discretion subject to Delaware law, including, without limitation,
(i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership.

                                    ARTICLE 5
                                  DISTRIBUTIONS

     Section 5.1 Requirement and Characterization of Distributions

     The General Partner shall distribute at least annually an amount equal to 100% of Available Cash generated by the Partnership during such annual or shorter period to the Partners who are Partners on the Partnership Record Date with respect to such annual or shorter period in accordance with their respective Percentage Interests on such Partnership Record Date; provided that in no event may a Partner receive a distribution of Available Cash with respect to a Partnership Unit if such Partner is entitled to receive a distribution out of such Available Cash with respect to a REIT Share for which such Partnership Unit has been redeemed or exchanged.

     Section 5.2 Amounts Withheld

     All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to the General Partner, Limited Partners, or Assignees pursuant to Section 5.1 for all purposes under this

Agreement.

     Section 5.3 Distributions Upon Liquidation

     Proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership shall be distributed to the Partners in accordance with Section 13.2.

                                    ARTICLE 6
                                   ALLOCATIONS

     Section 6.1 Allocations For Capital Account Purposes

     For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Exhibit B hereof) shall be allocated among the Partners in each taxable year (or portion thereof) as provided hereinbelow.

     A. Net Income.  After giving effect to the special allocations set forth in
Section 1 of Exhibit C attached hereto, Net Income shall be allocated (i) first, to the General Partner to the extent that Net Losses previously allocated to the General Partner pursuant to the last sentence of Section 6.1.B exceed Net Income previously allocated to the General Partner pursuant to this clause (i) of
Section 6.1.A, and (ii) thereafter, Net Income shall be allocated to the Partners in accordance with their respective Percentage Interests.

     B. Net Losses.  After giving effect to the special allocations set forth in
Section 1 of Exhibit C attached hereto, Net Losses shall be allocated to the Partners in accordance with their respective Percentage Interests; provided, however, that Net Losses shall not be allocated to any Limited Partner pursuant to this Section 6.1.B to the extent that such allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit at the end of such taxable year (or increase any existing Adjusted Capital Account Deficit). All Net Losses in excess of the limitations set forth in this Section 6.1.B shall be allocated to the General Partner.

     Section 6.2 Other Allocation Rules.

     A. Excess Nonrecourse Liabilities. Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), such "excess nonrecourse liabilities" first shall be allocated to those Partners who have, and in an amount equal to, such Partners' built-in gain under Regulations
Section 1.704-3(a)(3)(ii) less any Nonrecourse Built-in Gain, and then shall be allocated among the Partners in accordance with their respective Percentage Interests.

     B. Recapture Income. Recapture Income shall be allocated in accordance with Regulations Sections 1.1245-1(c) or 1.1250-1(f) as applicable.

                                    ARTICLE 7
                      MANAGEMENT AND OPERATIONS OF BUSINESS

     Section 7.1 Management

     A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted to a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3 hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in
Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

     (1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner (so long as the General Partner qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to the General Partner such that the General Partner can distribute to its shareholders amounts sufficient to permit the General Partner to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidence of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

     (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

     (3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership (including the exercise or grant of any conversion, option, privilege or subscription right or other right available in connection with any assets at any time held by the Partnership) or the combination of the Partnership with or into another entity (all of the foregoing subject to any prior approval only to the extent required by Section 7.3 hereof);

     (4) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including, without limitation, the Subsidiaries of the Partnership and/or the General Partner) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions to its Subsidiaries;

     (5) the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership;

     (6) the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets;

     (7) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

     (8) holding, managing, investing and reinvesting cash and other assets of the Partnership;

     (9)  the collection and receipt of revenues and income of the Partnership;

     (10) the establishment of one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership, any division of the Partnership, or the General Partner (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer" of the Partnership, any division of the Partnership, or the General Partner), and agents, outside attorneys, accountants, consultants and contractors of the General Partner or the Partnership or any division of the Partnership, and the determination of their compensation and other terms of employment or hiring;

     (11) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

     (12) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity investment from time to time);

     (13) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitration or other forms of dispute, resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

     (14) the undertaking of any action in connection with the Partnership's direct or indirect investment in its Subsidiaries or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

     (15) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt;

     (16) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

     (17) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

     (18) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person; and

     (19) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreement in writing necessary or appropriate in the judgment of the General
          Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement.

     B. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except as provided in Section 7.3), the Act or any applicable law, rule or regulation, to the fullest extent permitted under the Act or other applicable law. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General
Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

     C. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership and (ii) liability insurance for the Indemnities hereunder.

     D. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain at any and all times working capital accounts and other cash or similar balances in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

     E. In exercising its authority under this Agreement and except as provided at Section 5.1, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

     Section 7.2 Certificate of Limited Partnership

     The General Partner has previously filed the Certificate with the Secretary of State of Delaware as required by the Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, or the District of Columbia, in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state or the District of Columbia in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A(4) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner.

     Section 7.3 Restrictions on General Partner Authority

     The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written consent of all of the Limited Partners.

     Section 7.4 Reimbursement of the General Partner

     A. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

     B. The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses that it incurs relating to the ownership and operation of, or for the benefit of, the Partnership; provided that the amount of any such reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership as permitted in Section 7.5.A. The Limited Partners acknowledge that, for purposes of this Section 7.4.B, all expenses of the General Partner are deemed incurred for the benefit of the Partnership. Such reimbursements shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7 hereof.

     C. As set forth in Section 4.3, the General Partner shall be treated as having made a Capital Contribution in the amount of all expenses that it incurs relating to the organization and/or reorganization of the Partnership and the General Partner, and any other issuance of additional Partnership Interests or REIT Shares pursuant to Section 4.2 hereof.

     Section 7.5 Outside Activities of the General Partner

     Nothing herein contained shall prevent or prohibit the General Partner or any employee or other Affiliate of the General Partner from entering into, engaging in or conducting any other activity or performing for a fee any service including (without limiting the generality of the foregoing) engaging in any business dealing with real property of any type or location, including, without limitation, property of a type similar to those properties owned by the Partnership, its Subsidiaries or any other Person in which the Partnership has an equity investment; acting as a director, officer or employee of any corporation, as a trustee of any trust, as a general partner of any partnership, as a managing member of any limited liability company, or as an administrative official of any other business entity; or receiving compensation for services to, or participating in profits derived from, the investments of any such corporation, trust, partnership, limited liability company or other entity, regardless of whether such activities are competitive with the Partnership, and nothing herein shall require the General Partner or any employee or Affiliate thereof to offer any interest in such activities to the Partnership or any Partner.

     Section 7.6 Contracts with Affiliates

     A. The Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

     B. Except as provided in Section 7.5.A, the Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes are advisable.

     C. The Partnership may enter into agreements with Affiliates for the provision of services to the Partnership upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes are advisable.

     D. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

     Section 7.7 Indemnification

     A. Except as provided at Section 7.7(I), hereof, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership, the General Partner as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise for any indebtedness of the Partnership or any Subsidiary of the Partnership (including without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject
to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this
Section 7.7.A with respect to the subject matter of such proceeding. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, creates a rebuttable presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7.A. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 7.7.

     B. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 7.7.A. has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

     C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

     D. The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnities and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     E. Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership or the General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust of other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7 unless such liabilities arise as a result of (i) such Indemnitee's intentional misconduct or knowing violations of the law, or (ii) any transaction in which such Indemnitee received a personal benefit in violation or breach of any provision of this Agreement or applicable law.

     F. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

     G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

     H. The provisions of this Section 7.7 are for the benefit of the Indemnities, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership's liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     I. The Partners hereby acknowledge that, in conjunction with the financing and the refinancing of the property owned by the Partnership, the General Partner may agree to guarantee part or all of such debt. The Partners understand that, pursuant to Regulations Section 1.752-(2)(b)(3)(i), such guaranty obligation would, absent the indemnification provided hereinafter, serve to increase the General Partner's share of such debt pursuant to Regulations
Section 1.752-2(a). Inasmuch as, notwithstanding such guaranty obligation, each of the Limited Partners desires to increase his share of such debt and the General Partner desires to decrease its share of such debt (for purposes of Regulations Section 1.752-2(a)), each of the Limited Partners, to the extent provided in Exhibit F, attached hereto, hereby agrees to indemnify the General Partner in the event and to the extent that the General Partner both is required to make a payment to the lender under any such guaranty obligation and is unable to sell any or all of the assets of the Partnership for money or moneys worth to make the General Partner whole on account of such payment. This indemnification is effective only at the time, in the event and to the extent that upon a dissolution and liquidation of the Partnership, the General Partner is a creditor of the Partnership due to its guaranty of Partnership debt and the proceeds of sale in such dissolution and liquidation are insufficient to reimburse the General Partner for any amounts paid on such guaranty obligation as contemplated in this Section 7.7(I). As provided in Exhibit F, this indemnification is limited on a per Unit basis to Units owned by an indemnifying Limited Partner at the time an indemnification is due to the General Partner as provided by this Section 7.7(I), such that each Limited Partner's obligation is reduced upon a redemption of Units as provided in Section 8.6 or upon any other transfer or disposition of Units.

     Section 7.8 Liability of the General Partner

     A. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith and with due care and loyalty.

     B. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the General Partner's shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

     C. Subject to its  obligations  and duties as General  Partner set forth in
Section 7.1.A hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

     D. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     Section 7.9 Other Matters Concerning the General Partner

     A. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

     B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

     C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

     D. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to avoid the General Partner incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

     E. As of the date hereof, the General Partner holds its Limited Partnership Interests through a Subsidiary, FAC Properties Holding Corp. As a result, where the Partnership Agreement refers to (i) contributions from the General Partner to the Partnership, (ii) the General Partner's ownership of Partnership Interests, (iii) issuances of Units to the General Partner, (iv) repurchases of Units by the Partnership from the General Partner or (v) similar matters, it is understood that such actions may involve the General Partner directly or indirectly through a Subsidiary.

     Section 7.10 Title to Partnership Assets

     Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner or such nominee or Affiliate for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

     Section 7.11 Reliance by Third Parties

     Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                    ARTICLE 8
                  S RIGHTS AND OBLIGATIONS OF LIMITED PARTNER

     Section 8.1 Limitation of Liability

     The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Sections 7.7(I) and 10.5 hereof, or under the Act.

     Section 8.2 Management of Business

     No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

     Section 8.3 Outside Activities of Limited Partners

     Subject to any agreements entered into pursuant to Section 7.6.E hereof and any other agreements entered into by a Limited Partner or its Affiliates with the Partnership or a Subsidiary, any Limited Partner (other than the General Partner) and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner (other than the General Partner) shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. None of the Limited Partners (other than the General Partner) nor any other Person shall have any rights by virtue of this Agreement or the Partnership relationship established hereby in any business ventures of any other Person (other than the General Partner to the extent expressly provided herein) and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

     Section 8.4 Return of Capital

     Except pursuant to the right of redemption set forth in Section 8.6, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided by Exhibit C hereof or as permitted by Section 4.2.B, or otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

     Section 8.5 Rights of Limited Partners Relating to the Partnership

     A. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense (including such copying and administrative charges as the General Partner may establish from time to time):

     (1) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the General Partner pursuant to the Securities Exchange Act of 1934;

     (2) to obtain a copy of the Partnership's federal, state and local income tax returns for each Partnership Year;

     (3) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

     (4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

     (5) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

     B. The Partnership shall notify each Limited Partner upon request of the then current and applicable Conversion Factor.

     C. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or (ii) the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.

     Section 8.6 Redemption Right

     A. Subject to Sections 8.6.B and 8.6.C, each Limited Partner, other than the General Partner or a Subsidiary of the General Partner, shall have the right (the "Redemption Right") to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Partnership Units held by such Limited Partner at a redemption price equal to and in the form of the Cash Amount to be paid by the Partnership. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the redemption right (the "Redeeming Partner"); provided, however, that the Partnership shall not be obligated to satisfy such Redemption Right if the General Partner elects to purchase the Partnership Units subject to the Notice of Redemption pursuant to
Section 8.6.B. A Limited Partner may not exercise the Redemption Right for less than the lesser of (i) all of the Partnership Units held by such Partner or (ii) 1,000 of the Partnership Units held by such Partner. The Redeeming Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any Partnership distributions paid on or after the Specified Redemption Date. The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 8.6, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Assignee. In connection with any exercise of such rights by such Assignee on behalf of such Limited Partner, the Cash Amount shall be paid by the Partnership directly to such Assignee and not to such Limited Partner.

     B. Notwithstanding the provisions of Section 8.6.A, a Limited Partner that exercises the Redemption Right shall be deemed to have offered to sell the Partnership Units described in the Notice of Redemption to the General Partner and the General Partner may, in its sole and absolute discretion, elect to purchase directly and acquire such Partnership Units by paying to the Redeeming Partner either the Cash Amount or the REIT Shares Amount, as elected by the
General Partner (in its sole and absolute discretion), on the Specified Redemption Date, whereupon the General Partner shall acquire the Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. If the General Partner shall elect to exercise its right to purchase Partnership Units under this Section 8.6.B with respect to a Notice of Redemption, it shall so notify the Redeeming Partner within five (5) Business Days after the receipt by the General Partner of such Notice of Redemption. Unless the General Partner (in its sole and absolute discretion) shall exercise its right to purchase Partnership Units from the Redeeming Partner pursuant to its right to purchase Partnership Units under this Section 8.6.B, the General Partner shall not have any obligation to the Redeeming Partner or the Partnership with respect to the Redeeming Partner's exercise of the Redemption Right. In the event the General Partner shall exercise its right to purchase Partnership Units with respect to the exercise of a Redemption Right in the manner described in the first sentence of this Section 8.6.B, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of such Redemption Right, and each of the Redeeming Partner, the Partnership, and the General Partner shall treat the transaction between the General Partner and the Redeeming Partner for federal income tax purposes as a sale of the Redeeming Partner's Partnership Units to the General Partner. Each Redeeming Partner agrees to execute such documents as the General Partner may reasonably require in connection with the
issuance  of  REIT  Shares  upon   exercise   of  the   Redemption   Right.

     C. Notwithstanding the provisions of Section 8.6.A and Section 8.6.B, a Partner shall not be entitled to exercise the Redemption Right pursuant to
Section 8.6.A if the delivery of REIT Shares to such Partner on the Specified Redemption Date by the General Partner pursuant to Section 8.6.B (regardless of whether or not the General Partner would in fact exercise its rights under
Section 8.6.B) would be prohibited under the Articles of Incorporation.

                                    ARTICLE 9
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

     Section 9.1 Records and Accounting

     The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Sections 8.5.A and 9.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or such other basis as the General Partner determines to be necessary or appropriate.

     Section 9.2 Partnership Year

     The fiscal year of the Partnership shall be the calendar year.

     Section 9.3 Reports

     A. As soon as practicable, but in no event later than the date when mailed to the shareholders of the General Partner, the General Partner shall cause to be mailed to each Limited

Partner, as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

     B. As soon as practicable, but in no event later than the date when mailed to the shareholders of the General Partner, the General Partner shall cause to be mailed to each Limited Partner, as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership or of the General Partner, if such statements are prepared solely on a consolidated basis with the General Partner, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

                                   ARTICLE 10
                                   TAX MATTERS

     Section 10.1 Preparation of Tax Returns

     The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

     Section 10.2 Tax Elections

     Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the General Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

     Section 10.3 Tax Matters Partner

     A. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. Pursuant to Section 6230(e) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number, and profit interest of each of the Limited Partners and the Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners and the Assignees.

     B. The tax matters partner is authorized, but not required:

     (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a "notice partner" (as defined in Section 6231(a)(8) of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code);

     (2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership's principal place of business is located;

     (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

     (4) to file a request for an administrative adjustment with the IRS and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

     (5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or any item affected by such item; and

     (6) to take any other action on behalf of the Partners or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

     The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

     C. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

     Section 10.4 Organizational Expenses

     The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60) month period as provided in
Section 709 of the Code.

     Section 10.5 Withholding

     Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445, or 1446 of the Code. Any such amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such repayment must be made, unless (i) the Partnership withholds such repayment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such repayment may be satisfied out of the available funds of the Partnership which would, but for such repayment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or
(ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner. Without limitation, in such event the General Partner (i) shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the General Partner shall be treated as having been distributed to the defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan and
(ii) shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner. Any amounts payable by a Limited Partner hereunder shall bear interest at the lesser of (A) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points, or (B) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

                                   ARTICLE 11
                            TRANSFERS AND WITHDRAWALS

     Section 11.1 Transfer

     A. The term "transfer", when used in this Article 11 with respect to a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partner Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term "transfer" when used in this
Article 11 does not include any redemption of Partnership Interests by the Partnership from a Limited Partner or any acquisition of Partnership Units from a Limited Partner by the General Partner or from the General Partner pursuant to
Section 8.6.

     B. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void.

     Section 11.2 Transfer of General Partner's Partnership Interests

     A. Without the written consent of the Limited Partners, the General Partner may not transfer any of its General Partner Interest (other than any transfer to an entity in which the General Partner owns beneficially 100 percent) other than in connection with a transaction permitted under Section 11.2.B or Section 11.2.C. Any transfer or purported transfer of the General Partner's Interest in violation of this Section 11.2 shall be null and void.

     B. Except as permitted elsewhere in this Agreement, the General Partner shall not engage in any merger, consolidation or other business combination with or into another Person or sale of all or substantially all of its assets, or any reclassification, or recapitalization or change of outstanding REIT Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of Conversion Factor) ("Transaction"), unless as a result of the Transaction the Limited Partner thereafter remains entitled to exchange each Partnership Unit owned by the Limited Partner (after application of the Conversion Factor) for an amount of cash, securities, or other property equal to the greatest amount of cash, securities or other property paid to a holder of one REIT Share in consideration of one REIT Share at any time during the period from and after the date on which the Transaction is consummated which the Limited Partner would have received after such Transaction, as if the Limited Partner had exercised its Redemption Right immediately prior to the Transaction, provided that if, in connection with the Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50 percent of the outstanding REIT

Shares, the holders of Partnership Units shall receive the greatest amount of cash, securities, or other property which the Limited Partner would have received had it exercised the Redemption Right and received REIT Shares in exchange for its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer.

     C. With the written consent of the Limited Partners, the General Partner may withdraw as general partner or instate a substitute general partner.

     Section 11.3 Limited Partners' Rights to Transfer

     A. No transfer of a Limited Partner Interest by any Limited Partner is permitted without the prior written consent of the General Partner, which the General Partner may withhold in its sole and absolute discretion.

     B.  If  a  Limited   Partner  is  subject  to  Incapacity,   the  executor,
administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of selling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

     C. The General Partner may prohibit any transfer by a Limited Partner of its Partnership Units if, in the opinion of legal counsel to the Partnership, such transfer would (i) require filing of a registration statement under the Securities Act of 1933; (ii) otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Unit; or
(iii) cause the Partnership to register the Partnership Units under Section 12(g) of the Securities Exchange Act of 1934, as amended or any successor provision.

     D. No transfer by a Limited Partner of its Partnership Units may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation, or (ii) such transfer is effectuated through an "established securities market" or a "secondary market" (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code.

     E. No transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Regulations
Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner, in its sole and absolute discretion, provided that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Cash Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

     Section 11.4 Substituted Limited Partners

     A. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in his place. The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner's failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

     B. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

     C. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

     Section 11.5 Assignees

     If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 as a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive distributions from the Partnership and the share of Net Income, Net Losses, Recapture Income, and any other items, gain, loss deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all other Partnership Units held by Limited Partners are voted). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

     Section 11.6 General Provisions

     A. No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner's Partnership Units in accordance with this Article 11 or pursuant to redemption of all of its Partnership Units under Section 8.6.

     B. Any Limited Partner who shall transfer all of its Partnership Units in a transfer permitted pursuant to this Article 11 shall cease to be a Limited
Partner upon the admission of all Assignees of such Partnership Units as Substituted Limited Partners. Similarly, any Limited Partner who shall transfer all of its Partnership Units pursuant to a redemption of all of its Partnership Units under Section 8.6 shall cease to be a Limited Partner.

     C. Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

     D. If any Partnership Interest is transferred or assigned during any quarterly segment of the Partnership Year in compliance with the provisions of this Article 11 or redeemed or transferred pursuant to Section 8.6, on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items attributable to such interest for such Partnership Year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or assignment occurs shall be allocated to the transferee Partner, and none of such items for the calendar month in which a redemption occurs shall be allocated to the Redeeming Partner. All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such transfer, assignment, or redemption shall be made to the transferor Partner or the Redeeming Partner, as the case may be, and in the case of a transfer or assignment other than a redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

                                   ARTICLE 12
                              ADMISSION OF PARTNERS

     Section 12.1 Admission of Successor General Partner

     A successor to all of the General Partner Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership year shall be allocated between the transferring General Partner and such successor as provided in Section 11.6.D hereof.

     Section 12.2 Admission of Additional Limited Partners

     A. After the date hereof, a Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof and (ii) such other documents or instruments as may be required in the discretion of the General

Partner in order to effect such Person's admission as an Additional Limited Partner.

     B. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

     C. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assigns including such Additional Limited Partner. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner and all distributions of Available Cash thereafter shall be made to all of the Partners and Assignees including such Additional Limited Partner.

     Section 12.3 Amendment of Agreement and Certificate of Limited Partnership

     For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

                                   ARTICLE 13
                    DISSOLUTION, LIQUIDATION AND TERMINATION

     Section 13.1 Dissolution

     The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("Dissolution Events"):

     A. the expiration of its term as provided in Section 2.5 hereof.

     B. an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless within ninety (90) days after such event of withdrawal a majority in interest of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

     C. an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion;

     D. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

     E. the sale of all or substantially all of the assets and properties of the Partnership; or

     F. a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

     Section 13.2 Winding Up

     A. Upon the occurrence of a Dissolution Event or a Terminating Capital Transaction, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner, or, in the event there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the General Partner or such other Person being referred to herein as the "Liquidator"), shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall be applied and distributed in the following order:

     (1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

     (2) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the General Partner;

     (3) Third, to the payment and discharge of all of the Partnership's debts and liabilities to the other Partners; and

     (4) The balance, if any, after giving effect to all contributions, distributions, and allocations for all periods, to those Partners with positive Capital Account balances, to the extent of such positive Capital Account balances.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13.

     B. Notwithstanding the provisions of Section 13.2.A hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership, the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including those to Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

     C. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 13 may be:

     (1) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

     (2) withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2.A as soon as practicable.

     Section 13.3 Negative Capital Accounts

     No Partner, General or Limited, shall be liable to the Partnership or to any other Partner for any negative balance outstanding in each such Partner's Capital Account, whether such negative Capital Account results from the allocation of Net Losses or other items of deduction and loss to such Partner or from distributions to such Partner.

     Section 13.4 Deemed Distribution and Recontribution

     Notwithstanding any other provision of this Article 13, in the event the Partnership is considered liquidated within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g), but no Dissolution Event has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up.

     Section 13.5 Rights of Limited Partners

     Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise provided in this Agreement, no Limited Partner shall have priority over any other Partner as to the return of its Capital Contributions, distribution or allocations.

     Section 13.6 Notice of Dissolution

     In the event a Dissolution Event occurs or an event occurs that would, but for the provisions of an election or objection by one or more Partners pursuant to Section 13.1, result in a dissolution of the Partnership, the General Partner shall provide within thirty (30) days thereafter written notice thereof to each of the Partners.

     Section 13.7 Termination of Partnership and Cancellation of Certificate of Limited Partnership

     Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

     Section 13.8 Reasonable Time for Winding-Up

     A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this

Agreement shall remain in effect between the Partners during the period of liquidation.

     Section 13.9 Waiver of Partition

     Each Partner hereby waives any right to partition of the Partnership property.

                                   ARTICLE 14
                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

     Section 14.1 Amendments

     A. Except as set forth in Section 14.1.B, the General Partner shall have the power, without the consent of the Limited Partners, to amend any provision of this Agreement other than Section 7.3 in its sole and absolute discretion. The General Partner will provide ten (10) days prior written notice to the Limited Partners when any action under this Section 14.1.A is taken.

     B. Notwithstanding Section 14.1.A hereof, this Agreement shall not be amended without the consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a General Partner Interest, (ii) alter rights of the Partner to receive distributions pursuant to Article 5 or Article 13, or the allocations specified in Article 6 (except as permitted pursuant to Section 4.2 and Section 14.1.B(3) hereof),
(iii) alter or modify the Redemption Right and REIT Shares Amount as set forth in Section 8.6, and the related definitions, in a manner adverse to such Partner, or (iv) amend this Section 14.1.B. Further, no amendment may alter the restrictions on the General Partner's authority set forth in Section 7.3 without the consent specified in that section.

                                   ARTICLE 15
                               GENERAL PROVISIONS

     Section 15.1 Addresses and Notice

     Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth in Exhibit A or such other address of which the Partner shall notify the General Partner in writing.

     Section 15.2 Titles and Captions

     All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

     Section 15.3 Pronouns and Plurals

     Whenever the context may require, any pronoun used in this Agreement shall include the plural and vice versa.

     Section 15.4 Further Action

     The  parties  shall  execute  and  deliver  all   documents,   provide  all
information and take or refrain from taking action as may be necessary or appropriate to achieve the purpose of this Agreement.

     Section 15.5 Binding Effect

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

     Section 15.6 Creditors

     Other than as expressly set forth herein with respect to the Indemnities, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditors of the Partnership.

     Section 15.7 Waiver

     No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

     Section 15.8 Counterparts

     This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

     Section 15.9 Applicable Law

     This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

     Section 15.10 Invalidity of Provisions

     If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     Section 15.11 Entire Agreement

     This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreement among them with respect thereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                         GENERAL PARTNER:

                                         FAC REALTY TRUST, INC.


                                         By: ___________________________






                                         LIMITED PARTNER:

                                         FAC PROPERTIES HOLDING CORP.


                                         By: ____________________________

                                    EXHIBIT A
                PARTNERS, CONTRIBUTIONS AND PARTNERSHIP INTERESTS

----------------------------------- ----------------------------- ------------------------- ------------------------------------
  Name and Address                         Agreed Value of               Partnership                     Percentage
     of Partners                        Contributed Property                 Units                        Interest
----------------------------------- ----------------------------- ------------------------- ------------------------------------

----------------------------------- ----------------------------- ------------------------- ------------------------------------


----------------------------------- ----------------------------- ------------------------- ------------------------------------

General Partner
----------------------------------- ----------------------------- ------------------------- ------------------------------------

FAC Realty Trust, Inc.
11000 Regency Parkway
Suite 300                                      $1.00                                                        1%
Cary, North Carolina 27511
----------------------------------- ----------------------------- ------------------------- ------------------------------------


----------------------------------- ----------------------------- ------------------------- ------------------------------------


----------------------------------- ----------------------------- ------------------------- ------------------------------------

Limited Partners
----------------------------------- ----------------------------- ------------------------- ------------------------------------

FAC Properties Holding Corp.
11000 Regency Parkway
Suite 300                                      $99.00                                                       99%
Cary, North Carolina 27511
----------------------------------- ----------------------------- ------------------------- ------------------------------------

                                    EXHIBIT B
                           CAPITAL ACCOUNT MAINTENANCE

1.   Capital Accounts of the Partners

     A. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section 1.704-l(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with
Section 1.B hereof and allocated to such Partner pursuant to Section 6.1.A of the Agreement and Exhibit C hereof, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1.B of the Agreement and Exhibit C hereof.

     B. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

     (1) Except as otherwise provided in Regulations Section 1.704-l(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under
          Section 754 of the Code which may be made by the Partnership, provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners' Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section 1.704-1(b)(2)(iv)(m)(4).

     (2) The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Section 705(a)(2)(B) of the Code are not includible in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

     (3) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

     (4) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

     (5) In the event the Carrying Value of any Partnership Asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

     (6) Any items specifically allocated under Section 2 of Exhibit C hereof shall not be taken into account.

     C. Generally, a transferee (including an Assignee) of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor.

     D. (1) Consistent   with  the   provisions   of   Regulations   Section
          1.704-l(b)(2)(iv)(f), and as provided in Section l.D(2), the Carrying Value of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section l.D(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.

     (2) Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) immediately prior to distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

     (3) In accordance with Regulations Section 1.704-l(b)(2)(iv)(e), the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

     (4) In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to
          Article 13 of the Agreement, shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties).

     E. The provisions of this Agreement (including this Exhibit B and other Exhibits to this Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification without regard to Article 14 of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article 13 of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

2.   No Interest

     No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

3.   No Withdrawal

     No Partner shall be entitled to withdraw any part of his Capital Contribution or his Capital Account or to receive any distribution from the Partnership, except as provided in Articles 4, 5, 7 and 13 of the Agreement.

                                    EXHIBIT C
                            SPECIAL ALLOCATION RULES


1.   Special Allocation Rules

     Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:

     A. Minimum Gain Chargeback. Notwithstanding the provisions of Section 6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations
Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith. Solely for purposes of this
Section 1.A, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 during such Partnership Year.

     B. Partner Minimum Gain Chargeback.  Notwithstanding any other provision of
Section 6.1 of this Agreement or any other provisions of this Exhibit C (except Section l.A hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section l.B, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit with respect to such Partnership Year, other than allocations pursuant to Section l.A hereof.


     C. Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-l(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), and
after  giving  effect to the  allocations  required  under  Sections l.A and l.B hereof, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income,  including gross income and gain for the Partnership
Year) shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible.

     D. Nonrecourse Deductions. Nonrecourse Deductions for any Partnership Year shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio for such Partnership Year which would satisfy such requirements.

     E. Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations
Section 1.704-2(i).

     F. Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

2.   Allocations for Tax Purposes

     A. Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and
Section 1 of this Exhibit C.

     B. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:

     (1) (a) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners consistent with the principles of Section 704(c) of the Code to take into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution; and

          (b)  any item of Residual  Gain or  Residual  Loss  attributable  to a

               Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

     (2)  (a)  In the case of an Adjusted Property, such items shall

               (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B, and

               (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 2.B(1) of this Exhibit C; and

          (b) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

     (3) all other items of income, gain loss and deduction shall be allocated among the Partners the same manner as their correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and
          Section 1 of the Exhibit C.

     C. To the extent Treasury Regulations promulgated pursuant to Section 704(c) of the Code permit a partnership to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the General Partner may elect, in its sole discretion, the traditional method without curative allocations to be used by the Partnership (or the remedial method) or any other permitted alternative method, and such election shall be binding on all Partners.

3.   No Withdrawal

     No Partner shall be entitled to withdraw any part of his Capital Contribution or his Capital Account or to receive any distribution from the Partnership, except as provided in Articles 4, 5, 8 and 13 of the Agreement.

                                    EXHIBIT D
                          VALUE OF CONTRIBUTED PROPERTY


                              DELIBERATELY OMITTED

                                    EXHIBIT E
                              NOTICE OF REDEMPTION


     The undersigned Limited Partner hereby irrevocably (i) redeems Limited Partnership Units in FAC Properties, L.P. in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of FAC Properties, L.P. and the Redemption Right referred to therein, (ii) surrenders such Limited Partnership Units and all right, title and interest therein, and (iii) directs that the Cash Amount of REIT Shares Amount (as determined by the General Partner) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby, represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Limited Partnership Units, free and clear of the rights or interests of any other person or entity, (b) has the full right, power, and authority to redeem and surrender such Limited Partnership Units as provided herein, and (c) has obtained the consent or approval of all person or entities, if any, having the right to consent or approve such redemption and surrender.


Dated:__________________________


Name of Limited Partner:___________________________________
                                    Please Print


                                      _________________________________
                                      (Signature of Limited Partner)



                                      _________________________________
                                      (Street Address)


                                      _________________________________
                                      (City)    (State)     (Zip Code)

If REIT Shares are to be issued, issue to:


Name:_____________________________________


Please insert social security or identifying number:____________

                                    EXHIBIT F
                      INDEMNIFICATION UNDER SECTION 7.7(I)

-------------------------------------------- ----------------------------- ------------------------


                                             Indemnification                DELIBERATELY OMITTED
Limited Partner                              Per Unit
-------------------------------------------- ----------------------------- ------------------------


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